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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

ANALYSTS INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-0905408 (I.R.S. Employer Identification Number)
3601 West 76th Street Minneapolis, Minnesota 55435 (Address of Principal Executive Office and Zip Code)
Analysts International Corporation 2004 Equity Incentive Plan (Full Title of the Plan)
Colleen M. Davenport, Esq. 3601 West 76th Street Minneapolis, Minnesota 55435 952/835-5900 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Daniel A. Yarano Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402-1425

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Options to Purchase Common Stock under the 2004 Equity Incentive Plan	Indefinite	$0.00	$0.00	$0.00

Common Stock issuable under the 2004 Equity Incentive Plan	1,000,000 shares	$2.945	$2,945,000	$373.13

TOTAL:				$373.13

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)
Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices [the bid and asked prices] of the Registrant's Common Stock on August 26, 2004.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

  (a)
  The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;

  (b)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

  (c)
  If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities.

        Not Applicable.

Item 5.        Interests of Named Experts and Counsel.

        Not applicable.

Item 6.        Indemnification of Directors and Officers.

        Under Minnesota corporate law, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements, expenses and disbursements incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person: (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith, (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law.

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        The Registrant's Articles of Incorporation limit the liability of its directors to the full extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for (i) any breach of the duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws or (v) any transaction from which the director derives an improper personal benefit.

Item 7.        Exemption from Registration Claimed.

        Not applicable.

Item 8.        Exhibits.

5	Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 2004 Equity Incentive Plan.
23.1	Consent of Fredrikson & Byron, P.A.—included in their opinion filed as Exhibit 5.
23.2	Consent of Independent Registered Public Accounting Firm
24	Powers of Attorney from certain directors.

Item 9.        Undertakings.

          (a)   The undersigned Registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2)   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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          (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

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SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 30th day of August, 2004.

ANALYSTS INTERNATIONAL CORPORATION (the "Registrant")
By	/s/ MICHAEL J. LAVELLE Michael J. LaVelle Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL J. LAVELLE Michael J. LaVelle	Chief Executive Officer and Chairman of the Board (principal executive officer)	August 30, 2004
/s/ DAVID J. STEICHEN David J. Steichen	Chief Financial Officer (principal financial and accounting officer)	August 30, 2004
/s/ JOHN D. BAMBERGER John D. Bamberger	Director	August 30, 2004
KRZYSZTOF K. BURHARDT* Krzysztof K. Burhardt	Director
WILLIS K. DRAKE* Willis K. Drake	Director
MICHAEL B. ESSTMAN* Michael B. Esstman	Director
MARGARET A. LOFTUS* Margaret A. Loftus	Director
EDWARD M. MAHONEY* Edward M. Mahoney	Director
ROBB L. PRINCE* Robb L. Prince	Director
*
Michael J. LaVelle, by signing his name hereto, hereby signs this Registration Statement on Form S-8 on behalf of the persons indicated pursuant to powers of attorney filed herewith.

/s/ MICHAEL J. LAVELLE Michael J. LaVelle, Chairman and Chief Executive Officer

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

ANALYSTS INTERNATIONAL CORPORATION

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5	Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 2004 Equity Incentive Plan
23.1	Consent of Fredrikson & Byron, P.A. (See Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm
24	Powers of attorney

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX